Exhibit 10.09






                                SCANA CORPORATION

                     DIRECTOR COMPENSATION AND DEFERRAL PLAN



                                 January 1, 2001







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                                        i


                                SCANA CORPORATION

                     DIRECTOR COMPENSATION AND DEFERRAL PLAN


                                TABLE OF CONTENTS

                                                                     Page



SECTION 1.  ESTABLISHMENT AND PURPOSE..................................1

   1.1   ESTABLISHMENT OF THE PLAN.....................................1
   1.2   PURPOSE OF THE PLAN...........................................1

SECTION 2.  DEFINITIONS................................................2

   2.1   DEFINITIONS...................................................2
   2.2   GENDER AND NUMBER.............................................4

SECTION 3.  ELIGIBILITY AND PARTICIPATION..............................5

   3.1   ELIGIBILITY...................................................5
   3.2   ELECTION OF COMPENSATION PAYMENT..............................5
   3.3   PAYMENT OF COMPANY STOCK......................................5
   3.4   STOCK.........................................................6
   3.5   ISSUANCE OF COMPANY STOCK.....................................6
   3.6   EFFECT OF STOCK DIVIDENDS AND OTHER CHANGES IN CAPITAL
           STRUCTURE...................................................6
   3.7   LIMITATION ON OWNERSHIP.......................................6

SECTION 4.  ELECTION TO DEFER..........................................8

   4.1   DEFERRAL ELECTION.............................................8
   4.2   DEFERRAL PERIOD...............................................8
   4.3   ELECTION TO DEFER A PREVIOUSLY DEFERRED AMOUNT................9

SECTION 5.  CREDITING AND INVESTMENT OF DEFERRALS.....................10

   5.1   DCD LEDGER...................................................10
   5.2   ADJUSTMENT OF AMOUNTS CREDITED TO GROWTH INCREMENT LEDGER....10
   5.3   ADJUSTMENT OF AMOUNTS CREDITED TO COMPANY STOCK LEDGER.......10
   5.4   DEEMED INVESTMENTS NOT ACTUAL INVESTMENTS....................10
   5.5   CHARGES AGAINST DCD LEDGER...................................11

SECTION 6.  PAYMENT OF DEFERRED AMOUNTS...............................12

   6.1   PAYMENT OF DEFERRED AMOUNTS..................................12
   6.2   MANNER OF PAYMENT............................................12
   6.3   FORM OF PAYMENT..............................................12
   6.4   ACCELERATION OF PAYMENTS.....................................13
   6.5   FINANCIAL EMERGENCY..........................................13

SECTION 7.  BENEFICIARY DESIGNATION...................................14

   7.1   DESIGNATION OF BENEFICIARY...................................14
   7.2   DEATH OF BENEFICIARY.........................................14
   7.3   INEFFECTIVE DESIGNATION......................................14

SECTION 8.  CHANGE IN CONTROL PROVISIONS..............................16

   8.1   ACCELERATED DISTRIBUTIONS UPON CHANGE IN CONTROL.............16
   8.2   TAX COMPUTATION..............................................16
   8.3   NO SUBSEQUENT RECALCULATION OF TAX LIABILITY.................16
   8.4   SUCCESSORS...................................................17
   8.5   AMENDMENT AND TERMINATION AFTER CHANGE IN CONTROL............17

SECTION 9.  GENERAL PROVISIONS........................................18

   9.1   CONTRACTUAL OBLIGATION.......................................18
   9.2   UNSECURED INTEREST...........................................18
   9.3   "RABBI" TRUST................................................18
   9.4   NONALIENATION OF BENEFITS....................................18
   9.5   SEVERABILITY.................................................19
   9.6   NO INDIVIDUAL LIABILITY......................................19
   9.7   APPLICABLE LAW...............................................19

SECTION 10.  PLAN ADMINISTRATION, AMENDMENT AND TERMINATION...........20

   10.1  IN GENERAL...................................................20
   10.2  CLAIMS PROCEDURE.............................................20
   10.3  FINALITY OF DETERMINATION....................................20
   10.4  DELEGATION OF AUTHORITY......................................20
   10.5  EXPENSES.....................................................20
   10.6  TAX WITHHOLDING..............................................20
   10.7  INCOMPETENCY.................................................20
   10.8  ACTION BY COMPANY............................................21
   10.9  NOTICE OF ADDRESS............................................21
   10.10 AMENDMENT AND TERMINATION....................................21

SECTION 11.  EXECUTION................................................22





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                                SCANA CORPORATION

                     DIRECTOR COMPENSATION AND DEFERRAL PLAN

                      SECTION 1. ESTABLISHMENT AND PURPOSE


1.1 Establishment of the Plan. SCANA Corporation (the "Company") established the SCANA Corporation Nonemployee Director Stock Plan, effective as of January 1, 1997. Effective as of January 1, 2001, the plan is renamed the "SCANA Corporation Director Compensation and Deferral Plan" (hereinafter called the "Plan") and amended and restated to include a deferred compensation component.

1.2 Purpose of the Plan. The purpose of the Plan is to promote the achievement of long-term objectives of the Company by linking the personal interests of Nonemployee Directors, as defined in Section 2(r) herein, to those of the Company's shareholders and to attract and retain Nonemployee Directors of outstanding competence by mandating that sixty percent (60%) (plus a round-up amount in lieu of any fractional share) of the Retainer Fee of each Participant as defined in
         Section 2(u) herein, be paid in Company Stock, unless such amount is voluntarily deferred to a future date in accordance with the Plan's terms. The Plan is intended to conform to the provisions of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or any replacement rule in effect from time to time ("Rule 16b-3"). The Plan also provides a means by which Nonemployee Directors may defer certain additional amounts to some future period.



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                             SECTION 2. DEFINITIONS

2.1 Definitions. Whenever used herein, the following terms shall have the meanings set forth below, unless otherwise expressly provided herein or unless a different meaning is plainly required by the context, and when the defined meaning is intended, the term is capitalized:

         (a) "Act" means the Securities Exchange Act of 1934, as amended.

         (b) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

         (c) "Beneficiary" means any person or entity who, upon the Participant's death, is entitled to receive the Participant's benefits under the Plan in accordance with Section 7 hereof.

         (d) "Board of Directors" means the board of directors of the Company.

         (e) "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirements; provided that, without limitation, such a Change in Control shall be deemed to have occurred if:

                  (i) Any Person (as defined in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d)) is or becomes the Beneficial Owner, directly or indirectly, of twenty-five percent (25%) or more of the combined voting power of the outstanding shares of capital stock of the Company;

                  (ii) During any period of two (2) consecutive years (not including any period prior to the execution of this Plan) there shall cease to be a majority of the Board of Directors comprised as follows: individuals who at the beginning of such period constitute the Board of Directors and any new director(s) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved;

                  (iii) The issuance of an Order by the Securities and Exchange Commission (SEC), under Section 9(a)(2) of the Public Utility Holding Company Act of 1935 (the "1935 Act"), authorizing a third party to acquire five percent (5%) or more of the Company's voting shares of capital stock; or

                  (iv) The shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting shares of capital stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting shares of capital stock of the surviving entity) at least eighty percent (80%) of the combined voting power of the voting shares of capital stock of the Company or such surviving entity outstanding immediately after such merger or consolidation; or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

         (f) "Code" means the Internal Revenue Code of 1986, as amended.

         (g) "Company" means SCANA Corporation, a South Carolina corporation, or any successor thereto.

         (h) "Company Stock" means the no par value common stock of the Company. In the event of a change in the capital structure of the Company (as provided in Section 3.6), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

         (i) "Company Stock Ledger" means an appropriate bookkeeping record established in the DCD Ledger for which amounts credited are converted into hypothetical credited shares of Company Stock.

          (j) "Compensation" means Retainer Fees, meeting attendance fees and conference fees payable to such a Participant during a Service Period by the Company.

         (k) "Director" means an individual who is a member of the Board of Directors.

         (l) "DCD Ledger" means an appropriate bookkeeping record which shall be established for each Participant which shall reflect: (1) the amounts deferred on behalf of each Participant; and (2) the crediting of deemed investments (and hypothetical earnings on those deemed investments) with respect to amounts deferred on behalf of each Participant.

         (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (n) "Fair Market Value" of Company Stock shall mean:

                  (i) if the Company Stock is original issue stock, the average of the high and low sale prices of a share of the Company Stock reported on the New York Stock Exchange Composite Tape as published in The Wall Street Journal for the trading date immediately preceding the date Company Stock is awarded to a Participant;

                  (ii) if the Company Stock is purchased on the open market, the cost incurred by the Company to purchase such Company Stock;

                  (iii) in the case of any distribution, the closing price for shares of Company Stock on the New York Stock Exchange on the date of distribution; and

                  (iv) in the case of any other transaction hereunder designed to track the investment or reinvestment of Company Stock, the closing price for shares of Company Stock on the New York Stock Exchange on the measuring date.

         (o) "Growth Increment" means the amount of interest credited to amounts credited to a Participant's Growth Increment Ledger.

         (p) "Growth Increment Ledger" means an appropriate bookkeeping record established in the DCD Ledger for which amounts are credited with Growth Increments.

         (q) "Investor Plan" means the SCANA Investor Plus Plan.

         (r) "Nonemployee Director" means a Director who is not currently employed by the Company or any subsidiary of the Company (without regard to whether such individual was previously employed by the Company).

         (s) "Participant" means a Nonemployee Director satisfying the eligibility requirements of Section 3.

         (t) "Plan" means the SCANA Corporation Director Compensation and Deferral Plan.

         (u) "Retainer Fees" means the amount of compensation payable to each Participant with respect to services rendered to the Company as a Director for the Service Period. Such term does not include fees for attending meetings of the Board of Directors or committees of the Board of Directors and also does not include conference fees.

         (v) "Rule 16b-3" means Rule 16b-3 of the Act, as amended, or any replacement rule in effect from time to time.

         (w) "Service Period" means a calendar year.

2.2 Gender and Number. Except when otherwise indicated by the context, any masculine terminology used herein also shall include the feminine and the feminine shall include the masculine, and the use of any term herein in the singular may also include the plural and the plural shall include the singular.


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                    SECTION 3. ELIGIBILITY AND PARTICIPATION

3.1 Eligibility. All Nonemployee Directors shall automatically be eligible to participate in this Plan.
         -----------

3.2      Election of Compensation Payment.

         (a) Unless otherwise deferred in accordance with Section 4, sixty percent (60%) of each Participant's Retainer Fee amounts shall be paid to the Participant as soon as practicable after the beginning of each calendar quarter (as determined by the Board of Directors (or its delegate)) and such payment shall be made entirely in shares of Company Stock.

         (b) Unless otherwise deferred in accordance with Section 4, the remaining forty percent (40%) of each Participant's Retainer Fee as well as one hundred percent (100%) of each Participant's meeting attendance and conference fees shall be paid to the Participant at such times determined by the Board of Directors or its delegate. Within a reasonable period of time before any amounts are paid under this
         Section 3.2(b), each Participant shall elect (in accordance with procedures established by the Board of Directors or its delegate) whether to receive the amounts otherwise payable under this Section 3.2(b) all in cash or all in shares of Company Stock.

         (c) With respect to all payments in Company Stock under this Section 3.2, and subject to Section 3.3, each Participant shall be entitled to a number of shares of Company Stock equal to the smallest number of whole shares of Company Stock which, when multiplied by Fair Market Value would equal no less than the equivalent amount of Compensation otherwise payable to the Participant. Any remaining amounts owed shall be paid in cash.

3.3 Payment of Company Stock. In connection with amounts to be paid during a Service Period under Section 3.2 which are paid in the form of Company Stock, each Participant may elect to have the shares of Company Stock to be issued to him pursuant to the Plan during the Service Period registered in his name. In such case, all shares of Company Stock to be paid shall be issued as promptly as practicable after the amounts are otherwise payable. If a Participant does not make such an election, all shares issued pursuant to the Plan during the Service Period will be deposited into an account in his name in the Investor Plan. If the Participant is elected to be a Nonemployee Director during the Service Period, the election to have the shares registered in his name may be made at any time between his election and the next regularly scheduled Board of Directors' meeting. All cash dividends paid on shares deposited in the Investor Plan will be reinvested in additional shares of Company Stock unless the Participant notifies the Investor Plan in accordance with the terms thereof that he does not want to reinvest such dividends. During the last quarter of each calendar year in which there is a change in the prospectus for the Investor Plan, all Participants who have not been provided previously with a copy of such changed prospectus shall be provided with a copy of the then-current prospectus. In addition, each newly-elected Participant who is not a participant in the Investor Plan shall be given an Investor Plan prospectus shortly after his election.

3.4 Stock. Company Stock issued pursuant to the Plan may be either original issue or stock purchased on the open market. The Company has reserved an aggregate of 100,000 shares of original issue Company Stock for issuance pursuant to the Plan and has registered 100,000 shares with the Securities and Exchange Commission on a Form S-8. The maximum number of shares that may be issued pursuant to this Plan is 100,000 shares subject to adjustment as provided in Section 3.6. In the event of a change in the capital structure of the Company (as provided in Section 3.6), the shares resulting from such change shall be deemed to be Company Stock within the meaning of the Plan. The aggregate number of shares of Company Stock reserved shall be reduced by the issuance of shares under the Plan.

3.5 Issuance of Company Stock. Notwithstanding anything in this Plan to the contrary:


         (a) The Company shall not be required to issue or deliver any certificate for shares of Company Stock to a Participant before (i) such shares have been admitted to listing on the New York Stock Exchange, (ii) the Company has received any required registration or other qualification of such shares under any state or federal law or regulation that the Company's counsel shall determine is necessary or advisable and (iii) the Company is satisfied that all applicable legal requirements have been complied with. The Company may place on a certificate representing Company Stock any legend deemed necessary by the Company's counsel to comply with federal or state securities laws. Until the Participant has been issued a certificate for the shares of Company Stock acquired, the Participant shall possess no shareholder rights with respect to the shares.

         (b) If at any time there may not be sufficient shares available under the Plan to permit the awards of Company Stock, the awards shall be reduce pro rata (to zero, if necessary) so as not to exceed the number of shares then available for issuance under the Plan.

3.6 Effect of Stock Dividends and Other Changes in Capital Structure. Appropriate adjustments shall be made automatically to the number and kind of shares to be issued under the Plan, as well as to any deferred amounts credited to a Participant's Company Stock Ledger and any other relevant provisions of the Plan, if there are any changes in the Company Stock by reason of a stock dividend, stock split, combination of shares, spin-off, reclassification, recapitalization, merger, consolidation or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options, or warrants for the purchase of common stock or preferred stock of the Company). If the adjustment would produce fractional shares, the fractional shares shall be eliminated by rounding to the nearest whole share. Any adjustments shall be made in a manner consistent with Rule 16b-3. Any such adjustments shall neither enhance nor diminish the rights of a Participant and the Company shall pay all costs of administering the Plan, including all commissions with respect to open market purchases.

3.7 Limitation on Ownership. No single officer or director may acquire under the Plan more than one percent of the shares of Company Stock outstanding at the time the Plan is adopted. In addition, together with all plans of SCANA Corporation (not otherwise exempt from shareholder approval under Rule 312.03 of the New York Stock Exchange) this Plan shall not authorize the issuance of more than five percent of Company Stock outstanding at the time the Plan is adopted.


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                          SECTION 4. ELECTION TO DEFER


4.1 Deferral Election. Subject to the conditions set forth in this Plan, and such procedures established by the Board of Directors, a Participant may elect to defer amounts of Compensation as follows:

          (a) At least 10 days before the beginning of each Service Period, a Participant irrevocably may elect, by written notice to the Company's Secretary (or his designee), to defer a portion of his Compensation for such Service Period. In the case of a Participant elected to the Board of Directors during the Service Period, the Participant may elect, within 30 days of his election to the Board of Directors, to defer a portion of his Compensation payable subsequent to his election. Such election shall specify either that:

                  (i) the Participant elects to defer one hundred percent (100%) of his Compensation and designates that all such deferrals shall be credited to the Company Stock Ledger on his behalf; or

                  (ii) the Participant elects to defer up to forty percent (40%) of his Retainer Fee and up to one hundred percent (100%) of his meeting attendance and conference fees and designates that all such deferrals shall be credited on his behalf one hundred percent (100%) to the Growth Increment Ledger or one hundred percent (100%) to the Company Stock Ledger. In addition, the Participant may elect to defer the remaining sixty percent (60%) of his Retainer Fee provided that such deferral shall be credited on his behalf one hundred percent (100%) only to the Company Stock Ledger.

          (b) The deferral election specified in (a) above shall be applied to the Participant's Compensation for each Service Period to which the deferral election applies.

         (c) If a Participant makes a deferral election under Section 4.1(a) whereby amounts are credited to the Company Stock Ledger on his behalf, such Participant shall also elect, in conjunction with that deferral election, whether amounts equal to dividends attributable to shares of Company Stock credited to his Company Stock Ledger shall be paid directly to him in cash or deemed reinvested pursuant to Section 5.3.

4.2      Deferral Period. With respect to deferrals made in accordance with
         Section 4.1, each Participant must elect a deferral period for each annual deferral. Subject to the additional deferral provisions of
         Section 4.3 and the acceleration provisions of Section 6.4, a Participant's deferral period may be for a specified number of years or until a specified date, subject to any limitations that the Board of Directors (or its delegate) in its discretion may choose to apply.

4.3      Election to Defer a Previously Deferred Amount.
         ----------------------------------------------

     (a) Subject to the acceleration provisions of Section 6.4, a Participant may request that the Board of Directors (or its delegate) approve an additional deferral period of at least twelve (12) months with respect to any previously deferred amount. Any such request must be made by written notice to the Board of Directors (or its delegate) at least twelve (12) months before the expiration of the deferral period for any previously deferred amount with respect to which an additional deferral election is requested. Such additional deferral election request may be made for each separate deferral previously made.

     (b) Notwithstanding the additional deferral election requests made by the Participant pursuant to Subsection 4.3(a) above, neither the deferral period elected nor the related manner of payment elected shall be automatically binding upon the Company by the mere fact of the election requests having been made. The Board of Directors (or its delegate) shall review each such election submitted and determine whether or not it is in the best interest of the Company to accept the elections as submitted. Such Board of Directors (or delegate) review will be made on a case-by-case basis and all determinations shall be made by the Board of Directors (or its delegate) in its sole and complete discretion after consideration of such factors as it deems relevant, including broad economic and policy implications to the Company of approving any request. The Board of Directors, or its delegate, shall notify each Participant in writing within the first sixty (60) days of the twelve (12) month period noted in Section 4.3(a) above as to whether the deferral period and related manner of payment elections are accepted by the Board of Directors as submitted, and if not, the terms upon which such elections would be accepted; in the latter instance, the Participant shall, no later than on the seventy-fifth (75th) day of the twelve (12) month period noted in
          Section 4.3(a), inform the Board of Directors (or its delegate) in writing of his acceptance or rejection of the terms proffered by the Board of Directors (or its delegate). All determinations made by the Board of Directors or its delegate shall be final and binding on all parties.



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                SECTION 5. CREDITING AND INVESTMENT OF DEFERRALS

5.1 DCD Ledger. The Board of Directors shall establish for each Participant a DCD Ledger which shall reflect the amounts deferred on behalf of each Participant. In the sole discretion of the Board of Directors, one or more appropriate bookkeeping records shall be established in the DCD Ledger to reflect the deemed investments (and hypothetical earnings) made by each Participant in accordance with this Section 5 which shall include, but not be limited to, the Company Stock Ledger and the Growth Increment Ledger.

5.2 Adjustment of Amounts Credited to Growth Increment Ledger. All deferrals credited to each Participant's Growth Increment Ledger will be credited with Growth Increments based on the prime interest rate charged from time to time by the Wachovia Bank, N.A. The Board of Directors will have the authority to change the interest rate that may be applied to the Growth Increment Ledger. The Participant's Growth Increment Ledger shall be credited on the first day of each calendar quarter, with a Growth Increment computed on the average balance in the Participant's Growth Increment Ledger during the preceding calendar quarter. The Growth Increment shall be equal to the amount in said Growth Increment Ledger multiplied by the average interest rate selected by the Board of Directors during the preceding calendar quarter times a fraction the numerator of which is the number of days during such quarter and the denominator of which is 365. Growth Increments will continue to be credited until all of a Participant's benefits have been paid out of the Plan.

5.3 Adjustment of Amounts Credited to Company Stock Ledger. All deferrals credited to each Participant's Company Stock Ledger will be converted into hypothetical credited shares of Company Stock based on the Fair Market Value of the Company Stock on the date the deferrals would otherwise have been paid to the Participant. The value of each Participant's Company Stock Ledger shall be adjusted from time to time to reflect increases and decreases in shares of Company Stock as well as any stock or cash dividends, stock splits, or other changes in the capital structure of the Company (as provided in Section 3.6), that may from time to time be declared. Unless a Participant has elected pursuant to Section 4.1(c) that amounts equivalent to dividends on Company Stock be paid to the Participant, all dividends attributable to hypothetical shares of Company Stock credited to each Participant's Company Stock Ledger shall be converted to additional credited shares of Company Stock as though reinvested as of the next business day after the dividend is paid. If a Participant has elected pursuant to Section 4.1(c) that deemed dividends be paid to the Participant in cash, such amount shall be paid to the Participant as soon as practicable after the deemed dividend is credited to the Participant's Company Stock Ledger.

5.4 Deemed Investments Not Actual Investments. Nothing in this Plan shall be construed to require the investment of any deferrals in shares of Company Stock or any other investment or give a Participant any rights whatsoever with respect to any shares of Company Stock or with respect to any other investment.

5.5 Charges Against DCD Ledger. There shall be charged against each Participant's DCD Ledger any payments made to the Participant or to his Beneficiary in accordance with Section 6 hereof.


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                     SECTION 6. PAYMENT OF DEFERRED AMOUNTS

6.1      Payment of Deferred Amounts. The aggregate amounts payable under
         Section 6.2 as charges against the Participant's amount credited in the DCD Ledger shall be paid commencing with the conclusion of the deferral period selected by the Participant pursuant to Section 4.2 or Section
         4.3 hereof. The payments shall be made in the manner selected by the Participant under Section 6.2 of this Plan.

6.2      Manner of Payment. At the same time as the election made pursuant to
         Section 4.1, and subject to the acceleration provisions of Section 6.4, each Participant must also irrevocably elect the manner in which his deferred amounts will be paid. A Participant may elect to have a different manner of payment apply to each separate deferral election. Participants must choose to have payment made in accordance with any of the following distribution forms:

                           (i) a single payment, or
                           (ii) a designated number of installments payable
monthly, quarterly or annually, as elected,

         which shall be paid or commence to be paid as soon as practicable after the conclusion of the deferral period elected pursuant to Section 4.2 or Section 4.3. Unless otherwise specifically elected, payments of all deferred amounts will be made in a single payment made as soon as practicable after the conclusion of the deferral period elected pursuant to Section 4.2 or Section 4.3.

6.3 Form of Payment. Amounts credited to a Participant's Growth Increment Ledger and Company Stock Ledger shall be paid as follows:

          (a) Amounts credited to the Participant's Growth Increment Ledger shall be paid in cash. If a Participant's benefit hereunder is to be paid in installments, the amount of each payment shall be equal to the amount credited to the Participant's Growth Increment Ledger at the time of payment multiplied by a fraction, the numerator of which is one and the denominator of which is the number of installment payments remaining.

          (b) Amounts credited to the Participant's Company Stock Ledger shall be paid in shares of Company Stock with any amount representing a partial share of Company Stock paid in cash. A payment of an amount credited to the Participant's Company Stock Ledger shall be converted into actual shares of Company Stock as soon as practicable prior to each payment being made to the Participant. If a Participant's benefit hereunder is to be paid in installments, the amount of each payment shall be equal to the number of shares of Company Stock then credited to the Participant's Company Stock Ledger multiplied by a fraction, the numerator of which is one and the denominator of which is the number of installment payments remaining. Any amounts attributable to a partial share of Company Stock as of any installment payment date shall be paid in cash with each installment.

6.4 Acceleration of Payments. Notwithstanding the election made pursuant to Section 4.2 or Section 4.3:


         (a) payments shall be paid or begin to be paid as soon as practicable following the Participant's departure from the Board of Directors by reason of death, resignation, or otherwise;

         (b) if a Participant dies prior to the payment of all or a portion of the amounts credited to his DCD Ledger, the balance of any amount payable shall be paid in a cash lump sum to the Beneficiaries designated under Section 7 hereof;

         (c) if a Participant ceases to be a Nonemployee Director but thereafter becomes an employee of the Company (or any of its subsidiaries or affiliates), all amounts otherwise deferred under this Plan shall be paid as soon as practicable after such individual becomes an employee of the Company (or any of its subsidiaries or affiliates) in a single sum payment;

         (d) if a Participant's DCD Ledger balance is less than $5,000 at the time for payment specified, such amount shall be paid in a single sum payment; and

         (e)      if applicable, the provisions of Section 8 shall apply.

6.5 Financial Emergency. The Board of Directors (or its delegate), at its sole discretion, may alter the timing or manner of payment of deferred amounts if the Participant establishes, to the satisfaction of the Board of Directors (or its delegate), an unanticipated and severe financial hardship that is caused by an event beyond the Participant's control. In such event, the Board of Directors (or its delegate) may:

         (a) provide that all, or a portion of, the amount previously deferred by the Participant immediately shall be paid in a lump sum cash payment,

         (b) provide that all, or a portion of, the installments payable over a period of time immediately shall be paid in a lump sum cash payment, or

         (c) provide for such other installment payment schedules as it deems appropriate under the circumstances,

         as long as the amount distributed shall not be in excess of that amount which is necessary for the Participant to satisfy the financial emergency. Severe financial hardship will be deemed to have occurred in the event of the Participant's or a dependent's sudden, lengthy and serious illness as to which considerable medical expenses are not covered by insurance or relative to which there results a significant loss of family income, or other unanticipated events of similar magnitude. The Board of Directors' decision (or that of its delegate) in passing on the severe financial hardship of the Participant and the manner in which, if at all, the payment of deferred amounts shall be altered or modified shall be final, conclusive, and not subject to appeal.

                       SECTION 7. BENEFICIARY DESIGNATION

7.1      Designation of Beneficiary.

     (a) A Participant shall designate a Beneficiary or Beneficiaries who, upon the Participant's death, are to receive the amounts that otherwise would have been paid to the Participant. All designations shall be in writing and signed by the Participant. The designation shall be effective only if and when delivered to the Company during the lifetime of the Participant. The Participant also may change his Beneficiary or Beneficiaries by a signed, written instrument delivered to the Company. The payment of amounts shall be in accordance with the last unrevoked written designation of Beneficiary that has been signed and delivered to the Company. All Beneficiary designations shall be addressed to the Company's Secretary and delivered to his office, and shall be processed as indicated in subsection (b) below by the Secretary or by his authorized designee.

         (b) The Company's Secretary (or his authorized designee) shall, upon receipt of the Beneficiary designation:

                  (1) ascertain that the designation has been signed, and if it has not been, return it to the Participant for his signature;

                  (2) if signed, stamp the designation "Received", indicate the date of receipt, and initial the designation in the proximity of the stamp.

7.2      Death of Beneficiary.

         (a)      In the event that all of the Beneficiaries named pursuant to
                  Section 7.1 predecease the Participant, the amounts that otherwise would have been paid to said Beneficiaries shall, where the designation fails to redirect to alternate Beneficiaries in such circumstance, be paid to the Participant's estate as the alternate Beneficiary.

         (b) In the event that two or more Beneficiaries are named, and one or more but less than all of such Beneficiaries predecease the Participant, each surviving Beneficiary shall receive any proportion or amount of funds designated or indicated for him per the designation under Section 7.1, and the indicated share of each predeceased Beneficiary which the designation fails to redirect to an alternate Beneficiary in such circumstance shall be paid to the Participant's estate as an alternate Beneficiary.

7.3      Ineffective Designation.

         (a) In the event the Participant does not designate a Beneficiary, or if for any reason such designation is entirely ineffective, the amounts that otherwise would have been paid to the Beneficiary shall be paid to the Participant's estate as the alternate Beneficiary.

         (b) In the circumstance that designations are effective in part and ineffective in part, to the extent that a designation is effective, distribution shall be made so as to carry out as closely as discernable the intent of the Participant, with the result that only to the extent that a designation is ineffective shall distribution instead be made to the Participant's estate as an alternate Beneficiary.

                     SECTION 8. CHANGE IN CONTROL PROVISIONS

8.1 Accelerated Distributions Upon Change in Control. Notwithstanding anything in this Plan to the contrary, upon the occurrence of a Change in Control where there has not been a termination of the SCANA Corporation Key Employee Severance Benefits Plan prior thereto, the amounts (or remaining amounts) credited to each Participant's DCD Ledger under this Plan as of the date of such Change in Control (referred to as each Participant's "DCD Benefit") shall become immediately due and payable. All DCD Benefits payable under this
         Section 8.1 shall be paid to each Participant (and his or her Beneficiary) in the form of a single lump sum cash payment, together with an amount (the "Gross-Up Payment") such that the net amount retained by each Participant after deduction of any excise tax imposed by Section 4999 of the Code (or any similar tax that may hereafter be imposed) on such benefits (the "Excise Tax") and any Federal, state, and local income tax and Excise Tax upon the DCD Benefit and the Gross-Up Payment provided for by this Section 8 shall be equal to the value of the Participant's DCD Benefit. Such payment shall be made by the Company (or to the extent assets are transferred to the SCANA Corporation Director Compensation Trust by the trustee of such trust in accordance with the trust's terms) to the Participant (or his or her Beneficiary) as soon as practicable following the Change in Control, but in no event later than the date specified by the terms of the SCANA Corporation Director Compensation Trust. In all events, if the SCANA Corporation Key Employee Severance Benefits Plan was terminated prior to such Change in Control, then the provisions of this Section shall not apply and Participants' benefits shall be determined and paid under the otherwise applicable provisions of the Plan.

8.2 Tax Computation. For purposes of determining the amount of the Gross-Up Payment referred to in Section 8.1, whether any of a Participant's DCD Benefit will be subject to the Excise Tax, and the amounts of such Excise Tax: (i) there shall be taken into account all other payments or benefits received or to be received by a Participant in connection with a Change in Control of the Company (whether pursuant to the terms of this Plan or any other plan, arrangement, or agreement with the Company, any person whose actions result in a Change in Control of the Company or any person affiliated with the Company or such person); and
         (ii) the amount of any Gross-Up Payment payable with respect to any Participant (or his or her Beneficiary) by reason of such payment shall be determined in accordance with a customary "gross-up formula," as determined by the Management Development and Corporate Performance Committee of the Board of Directors in its sole discretion.

8.3 No Subsequent Recalculation of Tax Liability. The Gross-Up Payments described in the foregoing provisions of this Section 8 are intended and hereby deemed to be a reasonably accurate calculation of each Participant's actual income tax and Excise Tax liability under the circumstances (or such tax liability of his or her Beneficiary), the payment of which is to be made by the Company or the SCANA Corporation Director Compensation Trust. All such calculations of tax liability shall not be subject to subsequent recalculation or adjustment in either an underpayment or overpayment context with respect to the actual tax liability of the Participant (or his or her Beneficiary) ultimately determined as owed.

8.4 Successors. Notwithstanding anything in this Plan to the contrary, upon the occurrence of a Change in Control, and only if the SCANA Corporation Key Employee Severance Benefits Plan ("KESBP") was terminated prior to such Change in Control, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) of all or substantially all of the business and/or assets of the Company or of any division or subsidiary thereof to expressly assume and agree to perform this Plan in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place, subject to the remaining provisions of this Section 8.4. In the event of such a Change in Control where the KESBP is terminated, Participants shall become entitled to benefits hereunder in accordance with the terms of this Plan, based on amounts credited to each Participant's DCD Ledger as of the date of such Change in Control plus accumulated Growth Increments attributable thereto (adjusted to reflect any change from the most recent Growth Increment calculation to the end of the month prior to the month such amounts are distributed to each Participant). In such case, any successor to the Company shall not be required to provide for additional deferral of benefits beyond the date of such Change in Control. In addition, and notwithstanding Section 8.5 to the contrary, if there is a Change in Control and the KESBP is terminated prior to such Change in Control, a successor to the Company may amend this Plan to provide for an automatic lump sum distribution of the then current value of Participants' DCD Ledger, including accumulated Growth Increments attributable thereto (adjusted to reflect any change since the most recent Growth Increment calculation) hereunder without such amendment being treated as an amendment reducing any benefits earned.

8.5 Amendment and Termination After Change in Control. Notwithstanding the foregoing, and subject to this Section 8, no amendment, modification or termination of the Plan may be made, and no Participants may be added to the Plan, upon or following a Change in Control if it would have the effect of reducing any benefits earned (including optional forms of distribution) prior to such Change in Control without the written consent of all of the Plan's Participants covered by the Plan at such time. In all events, however, the Company reserves the right to amend, modify or delete the provisions of Section 8 at any time prior to a Change in Control, pursuant to a Board of Directors resolution adopted by a vote of two-thirds (2/3) of the Board of Directors members then serving on the Board of Directors.

                          SECTION 9. GENERAL PROVISIONS

9.1 Contractual Obligation. It is intended that the Company is under a contractual obligation to make payments from a Participant's DCD Ledger when due. Payment of amounts credited to a Participant's DCD Ledger shall be made out of the general funds of the Company as determined by the Board of Directors without any restriction of the assets of the Company relative to the payment of such contractual obligations; the Plan is, and shall operate as, an unfunded plan.

9.2 Unsecured Interest. No Participant or Beneficiary shall have any interest whatsoever in any specific asset of the Company. To the extent that any person acquires a right to receive payment under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

9.3 "Rabbi" Trust. In connection with this Plan, the Board of Directors shall establish a grantor trust (known as the "SCANA Corporation Director Compensation Trust") for the purpose of accumulating funds to satisfy the obligations incurred by the Company under this Plan (and such other plans and arrangements as determined from time to time by the Company). At any time prior to a Change in Control, as that term is defined in such Trust, the Company may transfer assets to the Trust to satisfy all or part of the obligations incurred by the Company under this Plan, as determined in the sole discretion of the Board of Directors, subject to the return of such assets to the Company at such time as determined in accordance with the terms of such Trust. Any assets of such Trust shall remain at all times subject to the claims of creditors of the Company in the event of the Company's insolvency; and no asset or other funding medium used to pay benefits accrued under the Plan shall result in the Plan being considered as other than "unfunded" under ERISA. Notwithstanding the establishment of the Trust, the right of any Participant to receive future payments under the Plan shall remain an unsecured claim against the general assets of the Company.

9.4      Nonalienation of Benefits.

         (a) No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void; nor shall any such disposition be compelled by operation of law.

         (b) No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to benefits under the Plan.

         (c) If any Participant or Beneficiary hereunder should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right or benefit hereunder, then such right or benefit shall, in the discretion of the Board of Directors, cease, and the Board of Directors shall direct in such event that the Company hold or apply the same or any part thereof for the benefit of the Participant or Beneficiary in such manner and in such proportion as the Board of Directors may deem proper.

9.5 Severability. If any particular provision of the Plan shall be found to be illegal or unenforceable for any reason, the illegality or lack of enforceability of such provision shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or unenforceable provision had not been included.

9.6 No Individual Liability. It is declared to be the express purpose and intention of the Plan that no liability whatsoever shall attach to or be incurred by the shareholders, officers, or directors of the Company or any representative appointed hereunder by the Company, under or by reason of any of the terms or conditions of the Plan.

9.7 Applicable Law. This Plan shall be governed and construed in accordance with the laws of the State of South Carolina except to the extent governed by applicable Federal law. The terms of this Plan are also subject to all present and future rulings of the Securities and Exchange Commission with respect to Rule 16b-3. If any provision of the Plan would cause the Plan to fail to meet the requirements of Rule 16b-3, then that provision of the Plan shall be void and of no effect.

           SECTION 10. PLAN ADMINISTRATION, AMENDMENT AND TERMINATION

10.1 In General. This Plan shall be administered by the Board of Directors, which shall have the sole authority to construe and interpret the terms and provisions of the Plan and determine the amount, manner and time of payment of any benefits hereunder. The Board of Directors shall not exercise any discretion with respect to the administration of this Plan, except as may be permitted by Rule 16b-3. The Board of Directors shall maintain records, make the requisite calculations and disburse payments hereunder, and its interpretations, determinations, regulations and calculations shall be final and binding on all persons and parties concerned. The Board of Directors may adopt such rules as it deems necessary, desirable or appropriate in administering this Plan and the Board of Directors may act at a meeting, in a writing without a meeting, or by having actions otherwise taken by a member of the Board of Directors pursuant to a delegation of duties from the Board of Directors.

10.2 Claims Procedure. Any person dissatisfied with the Board of Directors' determination of a claim for benefits hereunder must file a written request for reconsideration with the Board of Directors (or its delegate). This request must include a written explanation setting forth the specific reasons for such reconsideration. The Board of Directors shall review its determination promptly and render a written decision with respect to the claim, setting forth the specific reasons for such denial written in a manner calculated to be understood by the claimant. Such claimant shall be given a reasonable time within which to comment, in writing, to the Board of Directors with respect to such explanation. The Board of Directors shall review its determination promptly and render a written decision with respect to the claim. Such decision upon matters within the scope of the authority of the Board of Directors shall be conclusive, binding, and final upon all claimants under this Plan.

10.3 Finality of Determination. The determination of the Board of Directors as to any disputed questions arising under this Plan, including questions of construction and interpretation, shall be final, binding, and conclusive upon all persons.

10.4 Delegation of Authority. The Board of Directors may, in its discretion, delegate its duties to a committee of the Board of Directors or an officer or other employee of the Company, or to a committee composed of officers or employees of the Company.

10.5 Expenses. The cost of payment from this Plan and the expenses of administering the Plan shall be borne by the Company.


10.6 Tax Withholding. The Company shall have the right to deduct from all payments made from the Plan any federal, state, or local taxes required by law to be withheld with respect to such payments.

10.7 Incompetency. Any person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent and of age until the Company receives written notice, in a form and manner acceptable to it, that such person is incompetent or a minor, and that a guardian, conservator, statutory committee under the South Carolina Code of Laws, or other person legally vested with the care of his estate has been appointed. In the event that the Company finds that any person to whom a benefit is payable under the Plan is unable to properly care for his affairs, or is a minor, then any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Company to have incurred expense for the care of such person otherwise entitled to payment.

         In the event a guardian or conservator or statutory committee of the estate of any person receiving or claiming benefits under the Plan shall be appointed by a court of competent jurisdiction, payments shall be made to such guardian or conservator or statutory committee provided that proper proof of appointment is furnished in a form and manner suitable to the Company. Any payment made under the provisions of this
         Section 10.7 shall be a complete discharge of liability therefor under the Plan.

10.8 Action by Company. Any action required or permitted to be taken hereunder by the Company or its Board of Directors shall be taken by the Board of Directors, or by any person or persons authorized by the Board of Directors.

10.9 Notice of Address. Any payment made to a Participant or to his Beneficiary at the last known post office address of the distributee on file with the Company, shall constitute a complete acquittance and discharge to the Company and any director or officer with respect thereto, unless the Company shall have received prior written notice of any change in the condition or status of the distributee. Neither the Company nor any director or officer shall have any duty or obligation to search for or ascertain the whereabouts of the Participant or his Beneficiary.

10.10 Amendment and Termination. The Company expects the Plan to be permanent but, since future conditions affecting the Company cannot be anticipated or foreseen, the Company reserves the right to amend, modify, or terminate the Plan at any time by action of its Board of Directors (including, but not limited to, as may be necessary to ensure compliance with Rule 16b-3); provided, however, that any such action shall not diminish retroactively any amounts which have been credited to any Participant's DCD Ledger. If the Board of Directors amends the Plan to cease future deferrals hereunder or terminates the Plan, the Board of Directors may, in its sole discretion, direct that the value of each Participant's DCD Ledger be paid to each Participant (or Beneficiary, if applicable) in an immediate lump sum payment. In the absence of any such direction from the Board of Directors, the Plan shall continue as a "frozen" plan under which no future deferrals will be recognized (however, Growth Increments and dividends attributable to hypothetical shares of Company Stock credited to each Participant's Company Stock Ledger shall continue to be recognized) and each Participant's benefits shall be paid in accordance with the otherwise applicable terms of the Plan.

                              SECTION 11. EXECUTION


     IN WITNESS WHEREOF, the Company has caused this SCANA Corporation Director Compensation and Deferral Plan to be executed by its duly authorized officer this 5th day of December, 2000, to be effective as of January 1, 2001.

                                 SCANA Corporation

                                 By: s/W. B. Timmerman

                                 Title:CEO, Chairman of the Board

ATTEST:

s/Lynn M. Williams
Secretary

                                SCANA CORPORATION
                     DIRECTOR COMPENSATION AND DEFERRAL PLAN

                           ELECTION TO DEFER EXECUTED
                             FOR CALENDAR YEAR _____


         As a Participant in the SCANA Corporation Director Compensation and Deferral Plan (the "Plan"), I hereby make the elections set forth below. I understand and agree that all elections shall be subject to the terms of the Plan, a copy of which has been provided to me. I understand that elections under the Plan are voluntary and that the Company is not responsible for advising me with respect to the tax or financial consequences of my participation in this Plan. All capitalized terms have the meaning set forth in the Plan document.



A.       Deferral Election(s) or Election Not to Defer:

[ ]      1.       I do not wish to defer any amounts payable to me as a member of the Board of Directors  during calendar year ________
                  .  (Please complete Sections C and D below.)

[ ] 2. I hereby elect to defer in accordance with this Plan one hundred percent (100%) of those amounts payable to me as a member of the Board of Directors during calendar year _____ including Retainer Fees, meeting attendance fees and conference fees and have those amounts credited to the Company Stock Ledger on my behalf.

[ ]      3.       I hereby  elect to defer in  accordance  with  this  Plan
                  those amounts payable to me as a member of the Board of Directors during calendar year _____ as follows (complete both a. and b.):

          [ ]     a.    I elect to defer ___ percent (up to forty  percent (40%)
                        of my Retainer Fees as well as ___ percent (up to one hundred percent (100%)) of my meeting attendance and conference fees.

                  [ ]   i.  I elect that all such deferrals be credited to the
                            Growth Increment Ledger on my behalf.

                  [ ]   ii. I elect that all such deferrals be credited to the
                            Company Stock Ledger on my behalf.

          [ ] b. As to the remaining sixty percent (60%) of my Retainer Fees, I elect to defer all such Retainer Fees and have all such deferrals credited to the Company Stock Ledger on my behalf.


B. Dividend Reinvestment Election (only complete if elected to have amounts credited to the Company Stock Ledger under Deferral Election above):

         [ ] a. I hereby elect that all amounts equal to dividends attributable to amounts credited to the Company Stock Ledger on my behalf shall be deemed to be reinvested in shares of Company Stock.

         [ ] b. I hereby elect that all amounts equal to dividends attributable to amounts credited to the Company Stock Ledger on my behalf shall be paid to me in cash.

C. Compensation Election (only complete if not deferring one hundred percent (100%) of Compensation under the Deferral Election above):


         With respect to amounts not otherwise deferred under the Plan, I hereby elect to receive in accordance with this Plan those amounts payable to me as a member of the Board of Directors during calendar year ______ and payable as Retainer Fees (exclusive of the amounts otherwise required to be paid to me in shares of Company Stock), meeting attendance fees and conference fees in the form of:

         [ ]      a.    Company Stock
         [ ]      b.    Cash

D. Investment Election (only complete if elected to receive Company Stock under Compensation Election above):

         [ ]      a.    I hereby elect that the shares of Company  Stock to be
                        issued to me during calendar year _____ be registered in my name.

         [ ] b. I hereby elect that the shares of Company Stock to be issued to me during calendar year ______ be deposited into an account in my name in the SCANA Investor Plus Plan.

E.       Deferral Period(s):

         Board of Directors' fees deferred above per this election shall be deferred (subject to an acceleration of payments under Section 6.4 of the Plan):

         [ ] a. ____ years from the close of the calendar year for which this election is made so as to be payable in whole or in part under the Manner of Payment Election indicated below as soon as practicable after January 1,
                        -------.

         or

         [ ]             b.    until my  departure  from the Board of  Directors
                        as indicated in Section 4.2 of this Plan by reason of death, resignation or otherwise or the date I am no longer a Nonemployee Director.

F.       Manner of Payment Election(s):

         I understand and agree that, with respect to all deferred amounts, unless I elect otherwise, the amounts will be paid to me at the time otherwise specified in the form of a single lump sum payment. The Board of Directors fees deferred above per this election shall be paid (subject to an acceleration of payments under Section 6.4 of the Plan):

         [ ]      a.    in a lump sum, or

         [ ]      b.    in               installment payments, payable:
                           -------------
                            (Number)

                  [ ]      monthly
                  or
                  [ ]      quarterly
                  or
                  [ ]      annually.

                                           Name ________________________________

                                           SS # ________________________________


-----------------------------               ------------------------------------
Secretary, SCANA Corporation                Board Member's Signature


-------------                               ------------
Date                                                 Date
(Rev. Jan. 2001)

                                SCANA CORPORATION
                     DIRECTOR COMPENSATION AND DEFERRAL PLAN
                           DESIGNATION OF BENEFICIARY

To:  Secretary of SCANA Corporation

I hereby designate the following person(s), trust(s) or estate, to be the recipient(s) of any and all amounts which may become payable or may remain to be paid upon my death under the SCANA Corporation Director Compensation and Deferral Plan.
--------------------------------------------------------------------------------
 Beneficiary's Name
 and Social Security          Beneficiary's       Relationship      Dollars or
     or Employer                 Address               to            % Share
 Identification No.                                Participant
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


--------------------------- ---------------------------------------------------

I hereby designate the following person, trust or estate as Alternate Beneficiary with respect to the contingency events described in Sections 7.2(a) and 7.2(b) of this Plan.
-------------------------------------------------------------------------------
  Alternate Beneficiary's
      Name and Social                Alternate                Relationship
    Security or Employer           Beneficiary's                   to
     Identification No.               Address                  Participant
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

Spouse's Consent:  (Community Property States Only-- S.C. domiciliaries ignore):
----------------

I hereby agree to the Beneficiary(ies) designated above:

-----------------------------------                    ------------------------
Spouse's Signature                                                Date

I hereby revoke any Beneficiary designation previously made by me and reserve the right to change this designation at any time by filing a new Designation of Beneficiary form.

Signature of Participant
                        -------------------------------------------------------

Date                          Social Security Number
    ----------------------                          ---------------------------

Signature of Corporate Secretary
                                -----------------------------------------------

Date Received
             ------------------------------------------------------------------
                                                                     (Rev. 2001)